Exhibit 10.4

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement entered into as of December 15, 2010 (this “Amendment”), between Douglas A. Michels (“Employee”) and OraSure Technologies, Inc., a Delaware corporation (the “Company”).

WHEREAS, the parties have previously entered into an Employment Agreement, dated as of June 22, 2004, as amended (the “Original Agreement”); and

WHEREAS, Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the guidance issued thereunder imposes certain rules and regulations on arrangements that provide for the payment of non-qualified deferred compensation; and

WHEREAS, the Original Agreement provides for the payment of non-qualified deferred compensation and therefore must comply with the requirements of Code Section 409A as revised from time to time; and

WHEREAS, the parties desire to amend the Original Agreement as more fully set forth herein to ensure compliance with Section 409A of the Code and the rules and regulations thereunder.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Expenses. Section 6.8.2 of the Original Agreement is hereby amended to restate the last sentence of the first paragraph of such Section as follows:

“Subject to Section 6.10, all payments will be made (or commenced) under this Section 6.8 on the 90th day after termination of employment hereunder.”

2. Effect of Amendment. Except as amended hereby, the Original Agreement shall remain in full force and effect. All references to the “Agreement” shall hereafter be deemed to mean the Original Agreement as amended by this Amendment.

3. Counterparts and Facsimiles. This Amendment may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

4. Governing Law. This Amendment shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regards to the application of the principles of conflicts of laws.

The parties have executed this Amendment as of the date indicated above.

ORASURE TECHNOLOGIES, INC.

/s/ Douglas A. Michels	By:	/s/ Ronald H. Spair
Douglas A. Michels	Title:	CFO & COO
	Name:	Ronald H. Spair